UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 24, 2008

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-12422	35-1562245
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

2105 North State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices)

(812) 663-0157

(Registrant’s Telephone Number,

Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                Material Compensatory Plans, Contracts or Arrangements

2008 Base Salary

                On February 24, 2008, the Compensation Committee approved the 2008 base salary (effective as of March 1, 2008) for the Company’s Chief Executive Officer, Chief Financial Officer, and the other “Named Executive Officers”, all as set forth in the table below.

Name and Title	2008 Base Salary

Robert E. Hoptry President and Chief Executive Officer	$325,000

James Anderson Chief Financial Officer	$160,000

Jeffrey C. Smith Chief Operating Officer	$191,000

John C. Parker Senior Vice President — Operations	$155,000

Daryl R. Tressler President, MainSource Bank	$225,000

Item 7.01                                             Regulation FD Disclosure

                    On February 29, 2008, MainSource Financial Group, Inc. issued a press release announcing that its Board of Directors had declared a quarterly dividend of $.14 per share payable on March 17, 2008 to common shareholders of record as of March 10, 2008.  The press release is attached as an exhibit to this Report and is being furnished pursuant to this Item 7.01 as Exhibit 99.1 to this Report.

Item 9.01               Financial Statements and Exhibits.

(d)               Exhibits

Exhibit No.	Description

99.1	MainSource Financial Group, Inc.’s press release dated February 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: February 29, 2008	MAINSOURCE FINANCIAL GROUP, INC.

/s/ Robert E. Hoptry
Robert E. Hoptry
President and Chief Executive Officer